Exhibit 3.01 - Articles of Incorporation and Amendments
SECRETARY OF STATE OF THE
STATE OF NEVADA
DEC 4, 1985

No.  8025-85                ARTICLES OF INCORPORATION
     -------                          OF
                             COLUMBIA CAPITAL CORP.

     The undersigned, a natural person of the age of twenty-one (21) years or more, acting as an incorporator of a corporation pursuant to the laws of the State of Nevada, does hereby certify the following:

                                  ARTICLE I
                                    NAME
                                    ----
     The name of this corporation is
                             COLUMBIA CAPITAL CORP.

                                 ARTICLE II
                             PLACE OF BUSINESS
                             -----------------
     The principal office of the Corporation is to be located at One East 1st Street, City of Reno, State of Nevada, the Registered Agent of the Corporation at the foregoing address is Corporation Trust Company of Nevada.

     Corporate offices maintained for the transaction of any business of the Corporation, and where meetings of its Board of Directors and of its stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States of America, as the Board of Directors of the Corporation my determine.

                                 ARTICLE III
                                  PURPOSES
                                  --------
     The nature of the business, or objects or purposes proposed to be transacted, promoted, or carried on by the Corporation are to engage in any lawful activity.

                                 ARTICLE IV
                                CAPITAL STOCK
                                -------------
     The aggregate number of shares which this Corporation shall have authority to issue is Fifty Million (50,000,000) shares of par value stock at $.001 per share. All stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this Corporation shall not be liable to any further call or assessment.

                                 ARTICLE V
                                 DIRECTORS
                                 ---------
     The number of directors constituting the initial Board of Directors of this Corporation is three (3). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders, or until their successors are elected and qualified are:

                               Nancy L. Petersen
                               1247 Moyle Drive
                               Alpine, Utah 84003

                               Timothy F. Larkins
                               18611 Sixth Street
                               Bloomington, California 92316

                               Frank C Trinnaman
                               1270 Moyle Circle
                               Alpine, Utah 84003

     The number of Directors may from time to time be increased or decreased, provided however, the number of Directors should not be reduced to less than three or increased to more than eleven. Directors need not be shareholders, but shall be twenty-one (21) years of age or older, and a majority of any Board of Directors shall be citizens of the United States. The Corporation's Directors, and Officers, shall have the right to indemnification for actual and reasonable expenses incurred in connection with the defense of any action, suit or proceeding, civil or criminal in which he is made a party by reason of the Corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties while acting in his official capacity; and to any other indemnification that shall be authorized by any by-law or resolution adopted by the shareholders after a notice to the full extent allowed by applicable law.

                                  ARTICLE VI
                              SHAREHOLDER RIGHTS
                              ------------------
    The authorized and treasury stock of this Corporation my be issued at such time and upon such terms and conditions and for such consideration as the Board of Directors shall determine, provided however, that the consideration paid shall not be less that the par value. Shareholders shall not have pre-emptive rights to acquire unissued shares of the Corporation's common stock, and cumulative voting is denied.

                                  ARTICLE VII
                                   DURATION
                                   --------
    The duration of this Corporation is perpetual.

                                 ARTICLE VIII
                          NON-ASSESSABILITY OF STOCK
                          --------------------------
     The capital stock of this Corporation, after the amount of the subscription price or par value has been paid in, when issued, shall be fully-paid and non-assessable.

                                 ARTICLE IX
                            POWER TO REDEEM STOCK
                            ---------------------
     This Corporation shall have the power to redeem its stock and to deal in its own shares.

                                 ARTICLE X
                               INCORPORATOR
                               ------------
     The name and address of the Corporation's incorporator is:

                              Maria L. Booth
                              48 West 300 South, #1402N
                              Salt Lake City, Utah 84101


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            COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS
            ----------------------------------------------------
     No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if:
     (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interest directors: or
     (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or
     (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interest directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contractor transaction.

     In witness whereof, these Articles of Incorporation have been signed on this 2nd day of December, 1985.

                                                       /S/
                                              --------------------------
                                              Maria L. Booth
                                              Incorporator

STATE OF UTAH              )
                           )SS
COUNTY OF SALT LAKE        )

     On the 2nd day of December, 1985, personally appeared before me, Maria L. Booth, who being by me first duly sworn, severally declared that she is the person who signed the foregoing instrument and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal as of the date hereinabove mentioned.

                                                       /S/
                                                ----------------------------
                                                NOTARY PUBLIC
                                                Residing in Salt Lake City

My Commission Expires:
  11-1-87
  -------

FILED
IN THE OFFICE OF THE                                    SUITE 303
SECRETARY OF STATE OF THE                               275 EAST SOUTH TEMPLE
STATE OF NEVADA                                         SALT LAKE CITY, UTAH
FEB 24 1988
JANICE SUE DEL PAPA SECRETARY OF STATE
/S/
No.  8025-85
     -------

                              ARTICLES OF AMENDMENT
                                       OF
                             COLUMBIA CAPITAL, CORP.

     Pursuant to Nevada Statutes, Columbia Capital, Corp. adopts the following Articles of Amendment to its Articles of Incorporation:

          1.  The name of the corporation is Columbia Capital, Corp.

          2. The following amendment of the Articles of Incorporation was adopted by the stockholders of the corporation on February 22, 1988 in the manner prescribed by the laws of the State of Nevada and the Articles of Incorporation of Columbia Capital, Corp.

          3. That Article I of the Articles of Incorporation filed on the 4th day of December 1985 should be amended to read as follows:

             "The name of this corporation is Service Holding Corp."

          4. The number of shares of Columbia Capital, Corp. outstanding at the time of such adoption was 2,530,000 shares and the number of shares entitled to vote thereon was 2,530,000 common shares and three is no other class of share or security authorized by the corporation other than common.

          5. The corporation at the time of stockholders meeting had outstanding 2,530,000 shares entitled to vote on said proposal. At said shareholders meeting, 2,062,000 shares voted in favor of amending the Articles of Incorporation with no shares voting against the proposal; all shares are of one kind and class.

          6. The proposed amendment will not affect a change in the amount of stated capital of the corporation.

          Executed by the undersigned President and Secretary of Columbia Capital, Corp. in duplicate on the 22 day of February 1988.

BY: /s/
    ---------------------------
    F. Lynn Michelsen
    President

BY: /s/
    ---------------------------
    Nancy Peterson
    Secretary

STATE OF UTAH       )
                    )SS
COUNTY OF SALT LAKE )
     I, Gerald M. Conder, a Notary Public, hereby certify that on the 22 day of Feb 1988, personally appeared before me, F. Lynn Michelsen and Nancy L. Peterson, who being by me first duly sworn, severally declared that they are the president and secretary of Columbia Capital, Corp. and that they are the persons who signed the foregoing Articles of Amendment as Officers of Columbia Capital, Corp. and that the statements there contained are true.


             [Notary Stamp]                     /S/
                                       ---------------------------
                                       Gerald M. Conder

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SECRETARY OF STATE OF THE
STATE OF NEVADA
APR 01 1990
No.  C8025-85
     --------                CERTIFICATE OF AMENDMENT
/S/                        TO THE ARTICLES OF INCORPORATION
     -----------                         OF
     DEAN HELLER,            SERVICE HOLDING CORPORATION
     SECRETARY OF STATE


     I, the undersigned, Michael L. Labertew, President of Service Holding Corporation, a Nevada corporation, hereinafter referred to as the "Corporation," hereby certify:

     FIRST:     The name of the Corporation is SERVICE HOLDING CORPORATION.

     SECOND:    The following amendment to the Articles of Incorporation were duly adopted by the unanimous consent of the board of directors of the Corporation on March __, 1999, in accordance with section 78.315 of the Nevada Revised Statutes, as amended:

     THIRD:     The name of the Corporation is:

                      SHUANGYANG (U.S.) ENTERPRISES, INC.

     FOURTH:    The number of shares outstanding and entitled to vote on an amendment to the Articles of Incorporation are 5,000,000; and that the said changes and amendments have been consented to and approved by a majority of the issued and outstanding shares entitled to vote thereon pursuant to section
78.320 of the Nevada Revised Statues, as amended. Further, the foregoing amendment does not alter or revoke preferences granted to or imposed upon any wholly unissued series of any class of shares.

     IN WITNESS WHEREOF, the foregoing Certificate of Amendment has been executed this 29 day of March, 1999.

                                     /s/
                                     ----------------------------------------
                                     Michael L. Labertew, President/Secretary

STATE OF UTAH       )
                    :
COUNTY OF SALT LAKE )

     On the 29th day of March, 1999, before me the undersigned, a notary public in and for the above county and state, personally appeared Michael L. Labertew, who being by me duly sworn, did state, for himself, that he, Michael
L. Labertew, is the president and secretary of the above name Corporation, and that the foregoing Certificate of Amendment to the Articles of Incorporation of the Corporation, was signed by him on behalf of such corporation.
                                         WITNESS MY HAND AND OFFICIAL SEAL
Notary Public
JAY WARREN TAYLOR
3090 E. 3300 S. #400                     /s/
SALT LAKE CITY, UTAH 84109                  ---------------------------------
My Commission Expires                       NOTARY PUBLIC
December 10, 2000
State of Utah

FILED #C8025-85
FEB 08 2001
In the office of
DEAN HELLER                  CERTIFICATE OF AMENDMENT
SECRETARY OF STATE       TO THE ARTICLES OF INCORPORATION
                                      OF
                        SHUANGYANG (U.S.) ENTERPRISES, INC.

We, the undersigned, Michael (XueWu) Tang, President, and Karen M. McKean, Secretary of ShuangYang (U.S.) Enterprises, Inc., a Nevada corporation, hereinafter referred to as the "Corporation," hereby certify:

FIRST:  The name of the Corporation is

        SHUANGYANG (U.S.) ENTERPRISES, INC.

SECOND: The following amendments to the Articles of Incorporation were duly adopted by the unanimous consent of the board of directors of the Corporation on December 31, 2000, in accordance with section 78.315 of the Nevada Revised Statutes, as amended:

THIRD:  The name of the Corporation is

                          THE POLYMERIC CORPORATION

FOURTH: The Corporation shall have authority to issue a total of 105,000,000 shares, consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 100,000,000 shares of common stock, par value $0.001 per share (hereinafter referred to as the "Common Stock").

FIFTH: The authority to issue the Preferred Stock shall be vested in the board of directors. Furthermore, the board of directors is vested with the authority to fix and determine the powers, qualifications, limitations, restrictions, designations, rights, preferences, or other variations of each class or series within each class with the Corporation is authorized to issue. The above described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the board of directors sees fit.

SIXTH: The number of shares outstanding and entitled to vote on an amendment to the Articles of Incorporation are 22,184,300; and that the said changes and amendments have been consented to and approved by a majority of the issued and outstanding shares entitled to vote thereon pursuant to section 78.320 of the Nevada Revised Statutes, as amended. Further, the foregoing amendment does not alter or revoke preferences granted to or imposed upon any wholly unissued series of any class of shares.

IN WITNESS WHEREOF, the foregoing Certificate of Amendment has been executed this 31st day of December, 2000.


/S/ Michael (XueWu) Tang, President

/S/ Karen M. McKean, Secretary

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                      OF
                           THE POLYMERIC CORPORATION

We, the undersigned, William K. Watkins, President, and Kenneth J. Kirkpatrick, Secretary of The Polymeric Corporation, a Nevada corporation, hereinafter referred to as the "Corporation," hereby certify:

FIRST:  The name of the Corporation is

     THE POLYMERIC CORPORATION

SECOND: The following amendment to the Articles of Incorporation was duly adopted by the unanimous consent of the board of directors of the Corporation on July 27, 2001, in accordance with section 78.315 of the Nevada Revised Statutes, as amended, and approved by written consent of stockholders holding a majority of the voting power, in accordance with section 78.315 of the Nevada Revised Statutes, as amended:

THIRD:  The name of the Corporation is

     LEW CORPORATION


IN WITNESS WHEREOF, the foregoing Certificate of Amendment has been executed this 27th day of July, 2001.

           /S/
-----------------------------
William K. Watkins, President

           /S/
-----------------------------
Kenneth J. Kirkpatrick, Secretary/Treasurer


[STATE OF NEVADA
Secretary of State
I hereby certify that this is a true and
complete copy of the document as filed
in this office
August 10, 2001
By: /S/Dean Heller]